Exhibit 99.1

Advanced Cell Technology Announces Change in Management

Marlborough, MA. – January 22, 2014 – Advanced Cell Technology (OTC: ACTC) today announced that Gary Rabin will leave the Chief Executive Officer position, effective immediately. The board has appointed the Company’s CFO and Executive Vice President of Corporate Development, Edward Myles, as interim President. The board will initiate a search for a permanent CEO.

“I look forward to working closely with our board of directors, executive team, and all of our employees and partners to achieve our corporate objectives,” said Mr. Myles. “Our core programs, the ongoing Phase I clinical trials for dry-Age Related Macular Degeneration (AMD) and Stargardt’s Macular Degeneration (SMD), continue to progress according to plan and we expect to release interim, top line data from the trials in the very near future.”

Advanced Cell Technology is sponsoring three clinical trials, all nearing the end of Phase I. Two of the trials are for use of the Company’s hESC-derived retinal pigment epithelial (RPE) cells for the treatment of SMD, one in the United Kingdom and one in the United States. The third clinical trial is for use of the Company’s hESC-derived RPE cells for the treatment of dry-AMD in the United States. The Company expects to initiate Phase II clinical trials in the second half of 2014. In December 2013, the Company announced the appointment of Dr. Eddy Anglade to the newly created position of Executive Vice President of Clinical Development. Dr. Anglade will guide the Company’s clinical and regulatory strategy and will bolster its capabilities as the Company prepares to transition to Phase II development.

Michael Heffernan, the Company’s Chairman stated, “The board appreciates the work that Gary did to stabilize the Company since he became the CEO in December 2010. We have initiated a CEO search and we are very confident that Mr. Myles, along with Drs. Lanza and Anglade will continue to move the Company forward towards the achievement of its long term goals.”

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., a biotechnology company, engages in the development and commercialization of human embryonic and adult stem cell technology in the field of regenerative medicine. The Company is conducting clinical trials for treating dry age-related macular degeneration and Stargardt’s macular degeneration, in addition to several preclinical programs for other ocular therapies. The Company also has a preclinical development pipeline in areas outside of ophthalmology, including; autoimmune, inflammatory diseases, and wound healing. Its intellectual property portfolio includes pluripotent stem cell platforms comprising embryonic stem cell and induced pluripotent stem cell (iPSC) platforms; and other cell therapy research programs. The Company is headquartered in Marlborough, Massachusetts. For more information, http://www.advancedcell.com or connect with the Company on Facebook, Twitter, LinkedIn, Google+, and YouTube.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, opportunities for the Company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, risks related to our chief executive officer transition and search, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the Company’s periodic reports, including our report on Form 10-K for the year ended December 31, 2012 and our report on Form 10-Q for the three months ended September 30, 2013. Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials or other development programs will be successful.

Contact:

Investors:
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Bob Woods, 212-732-4300
or
Press:
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David Schull, 858-717-2310